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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Ask Jeeves, Inc. of our report dated March 22, 1999, except Note 9 as to which the date is November 19, 1999, relating to the financial statements of Net Effect Systems, Inc., which appear in the Current Report on Form 8-K/A dated January 20, 2000.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
March 24, 2000